Exhibit 10.5

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

by and among

TENCENT LIMITED

TENCENT GROWTHFUND LIMITED

GENERAL ATLANTIC SINGAPORE FUND PTE. LTD.

SUPER CLASS VENTURES LIMITED

PAXTON VENTURES LIMITED

CLASSROOM INVESTMENTS INC.

KEYTONE VENTURES, L.P.

KEYTONE VENTURES II, L.P.

PONOROGO INVESTMENTS LIMITED

SEATOWN LIONFISH PTE. LTD.

SEA LIMITED

and

THE OTHER PARTIES NAMED HEREIN

April 8, 2017

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of April 8, 2017 among the following Parties:

1. TENCENT LIMITED, a British Virgin Islands company with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Tencent Limited”) and TENCENT GROWTHFUND LIMITED, a Cayman Islands company with its registered office at Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9001, Cayman Islands (collectively with Tencent Limited and their respective Affiliates, “Tencent”);

2. GENERAL ATLANTIC SINGAPORE FUND PTE. LTD., a Singapore company limited by shares with its registered office at 80 Robinson Road, #02-00, Singapore 068898 (“General Atlantic”);

3. SUPER CLASS VENTURES LIMITED, a company limited by shares incorporated in the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Super Class”);

4. PAXTON VENTURES LIMITED, a company limited by shares incorporated in the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Kuok”);

5. CLASSROOM INVESTMENTS INC., a company organised and existing under the laws of the Province of Ontario, Canada with its registered office at 5650 Yonge Street, Toronto, Ontario M2M 4H5, Canada (“OTPP”);

6. KEYTONE VENTURES L.P., and KEYTONE VENTURES II, L.P., each a Cayman Islands exempted limited partnership with its registered office at PO Box 309 Ugland House, Grand Cayman KY1-1104, Cayman Islands (collectively, “Keytone”);

7. PONOROGO INVESTMENTS LIMITED, a wholly-owned subsidiary of Khazanah Nasional Berhad with its registered address at Level 33, Tower 2, Petronas Twin Towers, Kuala Lumpur City Centre, 50088 Kuala Lumpur, Malaysia (“Ponorogo”);

8. SEATOWN LIONFISH PTE. LTD., a Singapore company with its registered address at 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 (“Seatown”);

9. SEA LIMITED, a Cayman Islands exempted company limited by shares with its registered address at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”); and

10. The Persons set forth on the Schedule of Existing Shareholders (the “Existing Shareholders” and each an “Existing Shareholder”).

RECITALS

WHEREAS, this Agreement amends and restates in its entirety that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 19, 2016, by and among the Company, Tencent Limited, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo, Seatown, the Existing Shareholders and other parties named thereto (the “Prior Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1	GENERAL MATTERS.

1.1 Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Schedule A attached to this Agreement. The use of any term defined in Schedule A in its uncapitalized form indicates that the words have their normal and general meaning.

1.2 Interpretation. Unless the context otherwise requires:

(a) references to a company include references to any body corporate or entity with legal person status or any unincorporated body of Persons without legal person status;

(b) references to law or laws include references to regulations and regulatory requirements, modified or re-enacted from time to time;

(c) words in the singular include the plural, and vice versa; and

(d) words importing any gender include all genders.

1.3 Where any obligation in this Agreement is expressed to be undertaken or assumed by any Party, that obligation is to be construed as requiring the Party concerned to exercise all rights and powers of control over the affairs of any other Person which it is able to exercise (whether directly or indirectly) in order to secure performance of the obligation.

2	INFORMATION AND INSPECTION RIGHTS.

2.1 Information Rights. So long as (i) with respect to Tencent, it continues to hold at least three percent (3%) of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), (ii) with respect to General Atlantic, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the General Atlantic Share Purchase Agreement, (iii) with respect to Super Class and Kuok, the Super Class Group continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the Super Class Share Purchase Agreement and the Kuok Share Purchase Agreement, (iv) with respect to OTPP, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the OTPP Share Subscription Agreement and the OTPP Share Purchase Agreements, (v) with respect to Keytone, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the Keytone Share Purchase Agreement, (vi) with respect to Ponorogo, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the Ponorogo Share Subscription Agreement, and (vii) with respect to Seatown, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the Seatown Share Subscription Agreement, the Company shall permit, and procure that each Group Company shall permit, Tencent Limited, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown (as the case may be), at its own expense, to visit and inspect any of the Group Company’s properties, to examine its books of account and records all at such reasonable times as may be reasonably requested by Tencent Limited, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown and to discuss the Group Company’s business, affairs, conditions, operations finances and accounts with its directors, officers, employees, accountants, legal counsels and investment bankers (the “Information Sharing Rights”); provided, however, that such Group Company will not be obligated pursuant to this Section to provide access to any information that it reasonably considers to be a trade secret or similar confidential information, and provided further that the Group Company may require Tencent Limited, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown (as the case may be) to execute a confidentiality and nondisclosure agreement prior to any such visit and inspection, which agreement shall not unduly restrict the Information Sharing Rights. So long as (i) with respect to Tencent, it continues to hold at least three percent (3%) of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), (ii) with respect to General Atlantic, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the General Atlantic Share Purchase Agreement, (iii) with respect to Super Class and Kuok, the Super Class Group continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the Super Class Share Purchase Agreement and the Kuok Share Purchase Agreement, (iv) with respect to OTPP, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the OTPP Share Subscription Agreement and the OTPP Share Purchase Agreements, (v) with respect to Keytone, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the Keytone Share Purchase Agreement, (vi) with respect to Ponorogo, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the Ponorogo Share Subscription Agreement, and (vii) with respect to Seatown, it continues to hold at least twenty percent (20%) of the total number of Shares acquired pursuant to the Seatown Share Subscription Agreement, the Company shall deliver to Tencent Limited, General Atlantic, Super Class or Kuok, OTPP, Keytone, Ponorogo or Seatown (as the case may be):

(a) as soon as practicable, but in any event within three (3) months after the end of each Financial Year, an audited (consolidated) balance sheet of the Company and its Subsidiaries as of the end of such Financial Year and the related audited (consolidated) statements of income, shareholders’ equity and cash flows for the Financial Year then ended, and a management report, prepared in English in accordance with the IFRS, and certified by one of the ‘Big Four’ firms of independent public accountants selected by the Board;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarterly accounting periods in each Financial Year a (consolidated) balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and the related (consolidated) statements of income, shareholders’ equity and cash flows for such fiscal quarter and for the Financial Year to date, in each case with comparative statements for the prior Financial Year period, unaudited but prepared in accordance with IFRS consistently applied (other than normal year-end audit adjustments) and a management report;

(c) as soon as practicable, but in any event within thirty (30) days after the end of each month, a (consolidated) balance sheet of the Company and its Subsidiaries as of the end of such month, and the related (consolidated) statements of income, shareholders’ equity and cash flows for such month, unaudited but prepared in accordance with IFRS consistently applied;

(d) as soon as practicable, but in any event prior to the end of the preceding Financial Year, an annual projected budget of the Company and its Subsidiaries, prepared in accordance with IFRS consistently applied; and

(e) promptly from time to time, such other information relating to the financial condition, business, prospects or corporate affairs of the Company and its Subsidiaries as Tencent Limited, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown (as the case may be) may from time to time reasonably request, or promptly after transmission or occurrence, other reports, press releases and non-routine communications with shareholders or the financial community, the Company’s accountants and business consultants, governmental agencies and authorities, any reports filed by the Company or its officers, directors and representatives with any securities exchange, regulatory authority, governmental agency and notice of any event which would have a significant effect on the Company or any of its Subsidiary’s results of operations, business, prospects or financial condition or on the investment of Tencent Limited, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown (as the case may be).

2.2 Audit Rights. Upon the request at any time and from time to time of Tencent Limited, the Company shall engage, and shall cause its Subsidiaries to engage, an accounting firm approved by Tencent Limited to conduct a special audit or review of the accounts of any Group Company. Any such audit or review shall be at Tencent Limited’s expense.

3	REGISTRATION RIGHTS.

3.1 Applicability of Rights. The Holders shall be entitled to the following rights with respect to any potential public offering of securities of the Company in the U.S., and to any analogous or equivalent rights, as applicable, with respect to any other offering of securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange, including, without limitation, the SEHK (the main board or GEM).

3.2 Definitions. For purposes of this Section 3:

(a) Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” mean such respective forms under the Securities Act as are in effect on the date hereof, or any successor or comparable registration form(s) under the Securities Act subsequently adopted by the SEC, which permit(s) inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(b) Holder. For purposes of this Section 3, the term “Holder” means any person who holds Registrable Securities of record, whether such Registrable Securities were acquired directly from the Company or from another Holder in a permitted transfer to whom the rights under this Section 3 have been duly assigned in accordance with Section 6.1 hereof.

(c) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(d) Registrable Securities. The term “Registrable Securities” means: (1) Ordinary Shares (A) held by General Atlantic, Super Class, Kuok, OTPP and Keytone, (B) issued or issuable upon conversion of the Series B Preference Shares held by Ponorogo and Seatown and (C) issued or issuable pursuant to the issuance of new securities by the Company to General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo and Seatown pursuant to Section 4.1 hereof; (2) Ordinary Shares held by Tencent and Ordinary Shares (A) issued or issuable upon conversion of the Preference Shares held by Tencent, and (B) issued or issuable pursuant to the issuance of new securities by the Company to Tencent pursuant to Section 4.1 hereof; (3) Ordinary Shares (A) held by the Existing Shareholders and (B) issued or issuable upon the conversion of the Seed Preferred Shares or pursuant to the issuance of new securities by the Company to the Existing Shareholders pursuant to Section 4.1 hereof; (4) Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (5) any other Ordinary Shares hereafter acquired by Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo, Seatown or the Existing Shareholders, including Ordinary Shares issued in respect of the Ordinary Shares described in (1)-(4) above, upon any share split, share dividend, recapitalization or a similar event; and (6) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any securities sold by a person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any securities sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold or can be sold without restrictions pursuant to Rule 144 promulgated under the Securities Act or analogous statute of another jurisdiction, or otherwise.

(e) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all Registrable Securities which are convertible into Ordinary Shares.

3.3 Demand Registration.

(a) Request by Holders. If the Company shall receive at any time beginning on the earlier of (i) May 5, 2017 or (ii) the six (6) month anniversary of a Qualified Public Offering, a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days after the receipt of such written request, give a written notice of such request (the “Request Notice”) to all Holders. The Holders shall send a written notice stating the number of Registrable Securities requested to be registered and included in such registration (the “Request Securities”) to the Company within ten (10) Business Days after receipt of the Request Notice. The Company shall thereafter use its commercially reasonable efforts to effect, as soon as practicable, the registration of the Request Securities, subject only to the limitations of this Section 3.3; provided, however, that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3.3 or Section 3.5 hereof, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3.4 hereof, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.4(a) hereof.

(b) Underwriting. If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice referred to in Section 3.3(a) hereof. In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by at least a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of at least a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that, other than the Company’s Qualified Public Offering, the right of the underwriter(s) to exclude Registrable Securities from the registration and underwriting as described above shall be restricted so that: (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all Shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or Director of the Company or any Subsidiary of the Company shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. Further, if, as a result of such underwriter cutback, the Holders cannot include in the offering all of the Registrable Securities that they have requested to be included therein, then such registration shall not be deemed to constitute one (1) of the two (2) demand registrations to which the Holders are entitled pursuant to this Section 3.3. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined herein.

(c) Maximum Number of Demand Registrations. The Company shall have no obligation to effect more than two (2) registrations pursuant to this Section 3.3 and such registrations have been declared or ordered effective.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a registration statement pursuant to this Section 3.3, a certificate signed by the President or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that during such one hundred and twenty (120) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e) Expenses. The Company shall pay all expenses (excluding only underwriting discounts and commissions relating to the Registrable Securities sold by the Holders) incurred in connection with any registration pursuant to this Section 3.3, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, the fees and out-of-pocket expenses (including disbursements) of outside counsels for the Holders (subject to a cap to be agreed with the Company prior to the completion of the sale of the Registrable Securities) and any fee charged by any depositary bank, transfer agent or share registrar. Each Holder participating in a registration pursuant to this Section 3.3 shall bear such Holder’s proportionate share (based on the total number of shares of Registrable Securities sold in such registration other than for the account of the Company) of all discounts and commissions relating to the Registrable Securities sold by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay any expense of any registration proceeding begun pursuant to this Section 3.3 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered, unless the Holders of at least a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 3.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, or if the registration proceeding is terminated for any reason not specifically covered by this Section 3.3(e), then the Company shall be required to pay all of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.3.

3.4 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) Business Days prior to filing of any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Sections 3.3 or 3.5 hereof or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) Business Days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that, other than the Company’s Qualified Public Offering, the right of the underwriter(s) to exclude Shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that: (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of Shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or Director of the Company or any Subsidiary of the Company shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s) at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Expenses. The Company shall pay all expenses (excluding only underwriting and brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with a registration pursuant to this Section 3.4, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and out-of-pocket expenses (including disbursements) of outside counsels for the Holders (subject to a cap to be agreed with the Company prior to the completion of the sale of the Registrable Securities) and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.4 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(c) Not Demand Registration. Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 hereof. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5 Form S-3 or Form F-3 Registration. After its Qualified Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or Form F-3 or any comparable or successor form promptly and to maintain such qualification thereafter. If the Company is qualified to use Form S-3 or Form F-3, any Holder or Holders of at least ten percent (10%) of the Registrable Securities then outstanding shall have a right to request in writing that the Company effect a registration on either Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company shall perform the tasks set out in paragraphs (a) and (b) below:

(a) promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) Business Days after the date on which the Company provides the notice contemplated by Section 3.5(a) hereof; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i) if Form S-3 or Form F-3 becomes unavailable for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price of less than $50,000,000 to the public; or

(iii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 3.3(b) and 3.4(a) hereof.

(c) Expenses. The Company shall pay all expenses (excluding only underwriting or brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with each registration requested pursuant to this Section 3.5, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and out-of-pocket expenses (including disbursements) of outside counsels for the Holders (subject to a cap to be agreed with the Company prior to the completion of the sale of the Registrable Securities) and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.5 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(d) Maximum Frequency. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.5.

(e) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.5, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that during such one hundred and twenty (120) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(f) Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 hereof.

(g) Underwriting. If the requested registration under this Section 3.5 is for an underwritten offering, the provisions of Section 3.3(b) hereof shall apply.

3.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as soon as practicable:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep any such registration statement effective for a period of up to ninety (90) days; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form S-3 or Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Deposit Agreement. If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Section 3;

(f) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(h) Opinions and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) opinions, each dated as of such date, of the counsels representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing at least a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a “comfort letter” dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing at least a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Cause all such Registrable Securities registered pursuant to such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

3.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 hereof that the Holders shall furnish to the Company information regarding such Holders, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall reasonably be required to timely effect the registration of their Registrable Securities.

3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5 hereof:

(a) By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, its Affiliates, officers, directors, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages, or liabilities or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement, including any preliminary prospectus, final prospectus or free-writing prospectus contained therein or any amendments or supplements thereto;

(ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement; and

the Company shall reimburse each such Holder and its Affiliates, officers, directors, underwriters or controlling person for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reasonable reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its Directors, each of its officers who have signed the registration statement, each person, if any, who Controls the Company or any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities or actions in respect thereto arise out of or are based upon any Violation (to the extent arising out of sub-sections (i) or (ii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in the Company’s reasonable reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any reasonable and documented legal or other expenses reasonably incurred by the Company or any such Director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 3.8(b) in respect of any Violation shall not exceed the net proceeds (after giving effect to underwriting discounts and commissions) received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action, including any governmental action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and out-of-pocket expenses to be paid by the indemnifying party: (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to deliver a written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation as defined in Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival. The obligations of the Company and Holders under this Section 3.8 shall survive for six (6) years after the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

3.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company; or

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual, interim, quarterly or other report of the Company and, (iii) such other reports and documents as a Holder may reasonably request availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.10 Termination of the Company’s Obligations. Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 3.3, 3.4 or 3.5 hereof with respect to any Registrable Securities proposed to be sold by a Holder in a registered public offering (i) three (3) years after the completion of a Qualified Public Offering, or (ii), if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder (and any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) may then be sold without restrictions pursuant to Rule 144 promulgated under the Securities Act.

3.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind, whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Section 3, or otherwise, relating to any shares or other securities of the Company, other than rights that are subordinate to the rights of the Holders hereunder.

3.12 “Market Stand-Off” Agreement. Each Holder hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a specific proposed public offering (other than a registration on Form S-8 or Form F-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or Form F-4 or a related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other Shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement. The obligations of each Holder under this Section 3.12 are subject to the following conditions: (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities actually sold pursuant to such registration statement; (ii) such Holder is satisfied that all directors, officers, and holders of one percent (1%) or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder within three (3) days and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of the Company’s securities, including any director, officer, or holder of one percent (1%) or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder. The lock-up or standoff agreement shall expire no later than ninety (90) days after execution by the Holder if no underwritten public offering has occurred by the date of such execution. The Company may impose a stop-transfer restriction with respect to Registrable Securities that are subject to any such lockup or standoff agreement, but shall remove such restriction immediately upon the expiration or termination of such lockup or standoff agreement.

4	ISSUANCE OF NEW SECURITIES

4.1 With Respect to Issuance of New Securities:

(a) The Company shall not sell or issue any Shares, or other securities convertible into or exchangeable for Shares, or options, warrants or rights carrying any rights to purchase Shares, or any debt securities (the “Offered Securities”) unless the Company first submits written notice (the “Pre-emptive Rights Notice”) to the holders of Preference Shares, Tencent Ordinary Shares, General Atlantic Ordinary Shares, Super Class Ordinary Shares, Kuok Ordinary Shares, OTPP Ordinary Shares and Keytone Ordinary Shares (collectively, the “Preferred Holders”) identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Preferred Holder the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the Offered Securities, on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such Offered Securities to a third party or parties.

(b) (i) Upon receipt of the Pre-emptive Rights Notice, each Preferred Holder may elect to subscribe for, at the price and upon the terms specified in the Pre-emptive Rights Notice, up to a portion of the Offered Securities which equals such Preferred Holder’s Pro-Rata Allotment of securities. The election will be exercisable by written notice (the “Exercise Notice”) given to the Company by the twentieth (20th) day after delivery of the Pre-emptive Rights Notice:

(ii) Failure of any Preferred Holder to provide an Exercise Notice within the twenty (20) day period set forth under Section 4.1(b)(i) shall be deemed to constitute a notification to the Company of such Preferred Holder’s decision not to exercise the pre-emptive right to purchase any Offered Securities under Section 4.1(b)(i).

(iii) If (A) any Preferred Holder fails to exercise the pre-emptive right to purchase its full Pro-Rata Allotment of the Offered Securities, (B) OTPP exercises the pre-emptive right to purchase its full Pro-Rata Allotment of the Offered Securities and (C) immediately prior to the proposed issuance of the Offered Securities, OTPP holds no more than ten percent (10%) of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), the Company shall deliver a written notice thereof to OTPP (the “OTPP Over-allotment Notice”) and OTPP shall have an additional right to purchase all or a portion of such remaining Offered Securities not purchased by the other Preferred Holder(s) on the same terms and conditions as specified in the Pre-Emptive Rights Notice (other than as to the date of expiry of such offer) by delivering a written notice (the “OTPP Over-allotment Exercise Notice”) to the Company within ten (10) days following the receipt of the OTPP Over-allotment Notice.

(iv) Failure of OTPP to provide an OTPP Over-allotment Exercise Notice within the ten (10) day period set forth under Section 4.1(b)(iii) shall be deemed to constitute a notification to the Company of OTPP’s decision not to exercise the over-allotment right under Section 4.1(b)(iii) to purchase any Offered Securities not purchased by the other Preferred Holder(s).

(c) If any Offered Securities pursuant to Sections 4.1(a) and 4.1(b) above are not purchased pursuant to such offer(s), the remaining Offered Securities may be sold by the Company to other third parties, but only on the terms and conditions not more favorable than those set forth in the Pre-emptive Rights Notice or the OTPP Over-allotment Notice (as the case may be), at any time within one hundred and twenty (120) days following the expiration of the twenty (20) day period set forth under Sections 4.1(b)(i) and 4.1(b)(ii) or within one hundred and twenty (120) days following the expiration of the ten (10) day period set forth under Sections 4.1(b)(iii) and 4.1(b)(iv), whichever is later.

(d) For purposes of this Section 4 each Preferred Holder’s Pro-Rata Allotment of securities shall be based on the ratio of (i) the number of Ordinary Shares (including Preference Shares on an as-converted basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities) held by such Preferred Holder, to (ii) the total number of Ordinary Shares (including Preference Shares on an as-converted basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities) then outstanding immediately prior to the issuance of Offered Securities giving rise to the pre-emptive rights.

(e) Notwithstanding the foregoing, the right to purchase shall be inapplicable with respect to any issuance or transfer (from treasury) or any proposed issuance or transfer (from treasury) by the Company of (i) Ordinary Shares or other awards to acquire Ordinary Shares under the Employee Option Plan and any other employee incentive plan of the Company and/or outside of the Employee Option Plan, as approved in accordance with this Agreement and the Articles of Association, (ii) Ordinary Shares upon conversion of the Preference Shares or the Seed Preferred Shares, (iii) securities as a result of any share split, share dividend, reclassification or reorganization of the Company’s share capital, or (iv) any Ordinary Shares issued by the Company in exchange for the assets or shares of another Person in connection with the acquisition of such Person by the Company, whether by merger, purchase of all or substantially all of the assets of such Person, or otherwise, which acquisition has been approved in accordance with this Agreement and the Articles of Association.

5	RESTRICTIONS ON TRANSFERS AND RIGHTS OF FIRST REFUSAL AND CO-SALE.

5.1 With Respect to Shares Held by the Existing Shareholders, Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo and Seatown:

(a) Restriction on Transfers. None of the Existing Shareholders, Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo and Seatown shall Transfer any Shares, and the Directors shall not register the Transfer of any Shares, except in connection with, and strictly in compliance with the conditions of, any of the following:

(i) Transfers effected pursuant to Sections 5.1(b) and 5.1(c) hereof, in each case made strictly in accordance with the procedures set forth therein, except that no Key Shareholder or any of its Permitted Transferees may make any Transfer of any Shares held by any such Key Shareholder or its Permitted Transferees pursuant to Section 5.1(b) or 5.1(c) hereof at any time prior to May 5, 2018 without the prior written consent of each of Tencent Limited, General Atlantic, Ponorogo, Seatown and Super Class unless at any time prior to May 5, 2018, such Transfers (A) are made for personal liquidity planning purposes, (B) are made to any Person other than those listed under the Schedule of Prohibited Transferees hereto, and (C) in the aggregate do not exceed ten percent (10%) of the Shares held by such Key Shareholder as of May 5, 2014 (for the avoidance of doubt, Sections 5.1(b) and 5.1(c) shall not apply to such Transfers);

(ii) Transfers effected pursuant to Sections 5.1(b) and 5.1(c) hereof, in each case made strictly in accordance with the procedures set forth therein, except that no Key Shareholder or any of its Permitted Transferees may make any Transfer of any Shares held by any such Key Shareholder or its Permitted Transferees pursuant to Section 5.1(b) or 5.1(c) hereof at any time prior to the fourth (4th) year anniversary of February 11, 2015 without the prior written consent of OTPP unless at any time prior to the fourth (4th) year anniversary of February 11, 2015, such Transfers in the aggregate do not exceed fifteen percent (15%) of the Shares held by such Key Shareholder as of immediately following the Closing (as such term is defined in the OTPP Share Subscription Agreement) (for the avoidance of doubt, Sections 5.1(b) and 5.1(c) shall not apply to such Transfers); provided that the foregoing transfer restrictions contained in this Section 5.1(a)(ii) shall terminate upon the earliest to occur of (A) OTPP ceasing to hold at least fifty percent (50%) of the total number of Shares acquired pursuant to the OTPP Share Subscription Agreement and the OTPP Share Purchase Agreements, (B) in the event of an initial public offering of the Group or Deemed Liquidation which in either case values the Group at no less than $6.75 billion, the closing of such initial public offering or Deemed Liquidation; or (C) in the event of an initial public offering of the Group which values the Group at less than $6.75 billion, the volume weighted average price of the Shares at the close of trading in any three consecutive months after the date of expiration of the six-month period following consummation of such initial public offering values the Group at no less than $6.75 billion.

(iii) Transfers by any Existing Shareholder in connection with any bona fide pledge made pursuant to a bona fide loan transaction that creates a mere security interest, provided that the pledgee shall have executed an Adherence Agreement in the event that and to the extent that such pledgee ever acquires ownership of such shares;

(iv) Transfers between any Existing Shareholder and his/her/its Affiliates and Transfers by any Existing Shareholder to his or her spouse or children or to a trust, partnership or similar entity made for estate or tax planning purposes, of which he or she is the settlor and a trustee (or in the case of a partnership or other entity, of which he or she maintains voting control) for the benefit of his or her spouse or children, provided that the transferee shall have executed an Adherence Agreement;

(v) Transfers upon the death of such Existing Shareholder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between any Existing Shareholder and his or her guardian or conservator, provided that the transferee shall have executed an Adherence Agreement;

(vi) Transfers by any Existing Shareholder in connection with any bona fide gift effected for tax planning purposes, provided that the pledgee, transferee or donee or other recipient shall have executed an Adherence Agreement;

(vii) Transfer by any Existing Shareholder, Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown to the public pursuant to an effective registration statement;

(viii) any repurchase by the Company at no more than cost from any Existing Shareholder in accordance with the Employee Option Plan;

(ix) Transfers by Tencent to its Affiliate or Affiliate of Tencent Holdings Limited, provided that the transferee shall have executed an Adherence Agreement;

(x) Transfers by General Atlantic to its Affiliate, provided that the transferee shall have executed an Adherence Agreement;

(xi) Transfers by Super Class or Kuok to its Affiliate and within the Super Class Group, provided that the transferee shall have executed an Adherence Agreement;

(xii) Transfers by OTPP to its Affiliate, provided that the transferee shall have executed an Adherence Agreement;

(xiii) Transfers by Keytone to its Affiliate, provided that the transferee shall have executed an Adherence Agreement;

(xiv) Transfers by Ponorogo to its Affiliate, provided that the transferee shall have executed an Adherence Agreement; and

(xv) Transfers by Seatown to its Affiliate, provided that the transferee shall have executed an Adherence Agreement.

Any permitted pledgee, transferee or donee or other recipient described in the preceding clause (iii), (iv), (v), (ix), (x), (xi), (xii), (xiii), (xiv) or (xv) shall be referred to herein as a Permitted Transferee. Notwithstanding anything to the contrary in this Agreement or any failure to execute an Adherence Agreement as contemplated hereby, Permitted Transferees shall take any Shares so transferred subject to all provisions of this Agreement and the Articles of Association as if such Shares were still held by the transferor, whether or not they so agree with the transferor and/or the Company. If at any time after the completion of a Transfer, the Permitted Transferee for any reason ceases to be a Permitted Transferee, he/she/it shall Transfer the Shares previously acquired back to the transferor or another Permitted Transferee. Without limitation of the foregoing, in connection with any otherwise permitted Transfer of Shares that are restricted Shares and are subject to any share restriction agreement, any transferee of any such Shares shall agree in writing to be bound by the terms of any such share restriction or similar agreement, including, without limitation, any repurchase or similar right contained therein.

(b) Rights of First Refusal. In the event that any Existing Shareholder (a “Transferring Shareholder”) receives a bona fide offer to purchase all or any portion of the Shares held by such Person (the “Proposed Transaction”) from a third party (the “Proposed Transferee”), (i) the Company and (ii) the Key Shareholders (other than a Key Shareholder that is the Transferring Shareholder) and holders of Preference Shares, Tencent Ordinary Shares, General Atlantic Ordinary Shares, Super Class Ordinary Shares, Kuok Ordinary Shares, OTPP Ordinary Shares and Keytone Ordinary Shares (collectively, the “Rights Holders”) shall have a right of first refusal (the “Right of First Refusal”) with respect to such Transfer. For so long as the Company and the Rights Holders have the Right of First Refusal in respect of a Transfer, such Transferring Shareholder shall Transfer such Shares pursuant to and in accordance with the following provisions of this Section 5.1(b):

(i) Offer Notice. Such Transferring Shareholder shall deliver written notice (the “Offer Notice”) of its desire to consummate the Proposed Transaction to the Company and the Rights Holders. The Offer Notice shall specify (A) the number of Shares held by the Transferring Shareholder that are subject to the Proposed Transaction (the “Offered Shares”), (B) the identity of the Proposed Transferee, (C) the consideration per share to be paid for the Offered Shares and (D) all other material terms and conditions of the Proposed Transaction. The Transferring Shareholder’s Offer Notice shall constitute an irrevocable offer to sell all such shares to the Company and the Rights Holders on the basis described below at a purchase price equal to the price contained in, and on the same terms as set forth in, the Offer Notice.

(ii) Option of Company. The Company shall have an option for a period of twenty (20) days following receipt of the Offer Notice (the “Company Option Period”) to elect to repurchase all or a portion of the Offered Shares, at the same price and subject to the same terms and conditions as described in the Offer Notice, exercisable by written notice to the Transferring Shareholder (with a copy to the Rights Holders). Any Offered Shares so repurchased by the Company shall be cancelled or held in treasury, and shall (to the extent held in treasury) remain subject to Section 4.1 above.

(iii) Option of Rights Holders. If the Company does not elect within the Company Option Period to purchase all of the Offered Shares pursuant to Section 5.1(b)(ii) above then, in respect of the remaining unpurchased Offered Shares (the “Remaining Offered Shares”), the Company shall deliver to each Rights Holder written notice (with a copy to the Transferring Shareholder) (the “Company Notice”) thereof within ten (10) days after the expiration of the Company Option Period, and each such Rights Holder, other than the Transferring Shareholder, shall have the Right of First Refusal to accept the offer to purchase the Remaining Offered Shares for the consideration per share and on the terms and conditions specified in the Offer Notice and as further described below:

(A) Each Rights Holder shall have the right to exercise his, her or its Right of First Refusal for a period of ten (10) days following receipt of the Company Notice (the “Rights Holder Option Period”) to purchase its respective Pro Rata Share of the Remaining Offered Shares covered by the Proposed Transaction.

(B) If any Rights Holder fails to exercise its right to purchase its full Pro Rata Share of the Remaining Offered Shares, the Company shall deliver written notice thereof (the “Second Notice”), within five (5) days after the expiration of the Rights Holder Option Period, to each Rights Holder that elected to purchase its entire Pro Rata Share of the Remaining Offered Shares (an “Exercising Rights Holder”) and to the Transferring Shareholder. The Exercising Rights Holder shall have a right of re-allotment, and may exercise an additional right to purchase its Pro Rata Share of such unpurchased Remaining Offered Shares by notifying the Transferring Shareholder and the Company in writing within ten (10) days after receipt of the Second Notice.

(C) For the purposes of this Section 5.1(b)(iii), a Rights Holder’s “Pro Rata Share” of the Remaining Offered Shares shall be equal to (i) the total number of Remaining Offered Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Rights Holder on the date of the Company Notice or the Second Notice (as the case may be) (including all Preference Shares and/or Seed Preferred Shares held by such Rights Holder on an as-converted to Ordinary Share basis) and the denominator of which shall be the total number of Ordinary Shares held by all Rights Holders on such date (including all Preference Shares and/or Seed Preferred Shares held by such Rights Holder on an as-converted to Ordinary Share basis).

(D) The closing for any purchase of Shares pursuant to this Section 5.1(b)(iii) shall take place no later than twenty-five (25) days after the delivery of the Company Notice. Any written election to purchase shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Remaining Offered Shares.

(c) Co-Sale Option. In the event that a Transferring Shareholder (a “Co-Sale Transferor”) proposes to Transfer all or any portion of the Offered Shares in a Proposed Transaction, and the rights under Section 5.1(b) above are not exercised with respect to all of the Offered Shares proposed to be sold, such Transferring Shareholder may Transfer such remaining unpurchased Offered Shares (the “Co-Sale Shares”) only pursuant to and in accordance with the following provisions of this Section 5.1(c):

(i) Each holder of Preference Shares, Tencent Ordinary Shares, General Atlantic Ordinary Shares, Super Class Ordinary Shares, Kuok Ordinary Shares, OTPP Ordinary Shares or Keytone Ordinary Shares, who has not exercised its Right of First Refusal under Section 5.1(b)(iii) above (each a “Co-Sale Participant”) shall have the right to participate in the Proposed Transaction on the terms and conditions herein stated (the “Co-Sale Option”), which right shall be exercisable upon written notice (the “Acceptance Notice”) to the Co-Sale Transferor within ten (10) days after the Co-Sale Transferor notifies the Co-Sale Participants in writing (A) that the Co-Sale Participant has not elected to exercise the Right of First Refusal with respect to any Offered Shares and (B) of the maximum number of shares each Co-Sale Participant may sell pursuant to Section 5.1(c)(ii). The Co-Sale Transferor shall issue such notice prior to any transfer of Co-Sale Shares, and it shall be open for acceptance for no less than ten (10) days. The Acceptance Notice shall indicate the maximum number of shares the Co-Sale Participant wishes to sell on the terms and conditions stated in the Offer Notice.

(ii) Each Co-Sale Participant shall have the right to sell a portion of its shares pursuant to the Proposed Transaction which is equal to or less than the product obtained by multiplying (A) the total number of the Co-Sale Shares by (B) a fraction, the numerator of which is the total number of Ordinary Shares held by such Co-Sale Participant on the date of the Acceptance Notice (including all Preference Shares held by such Co-Sale Participant on an as-converted to Ordinary Share basis) and the denominator of which is the total number of Ordinary Shares then held by the Co-Sale Transferor and by all the Co-Sale Participants entitled to exercise the co-sale right on the date of the Acceptance Notice (including all Preference Shares held by such Co-Sale Participant on an as-converted to Ordinary Share basis).

(iii) Each Co-Sale Participant may effect its participation in any Proposed Transaction hereunder by delivery to the Proposed Transferee, or to the Co-Sale Transferor for delivery to the Proposed Transferee, of one or more duly executed instruments of transfer or certificates representing the shares it elects to sell therein, provided that no such Co-Sale Participant shall be required to make any representations or warranties or provide any indemnities in connection therewith other than with respect to the Shares being transferred. At the time of consummation of the Proposed Transaction, the Proposed Transferee shall remit directly to each such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities).

(iv) Promptly after such sale, the Co-Sale Transferor shall notify each participating Co-Sale Participant of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by any such Co-Sale Participant. In the event that the Proposed Transaction is not consummated within the period required by Section 5.1(c)(iii) hereof or the Proposed Transferee fails timely to remit to the Co-Sale Participant its portion of the sale proceeds, the Proposed Transaction shall be deemed to lapse, and any Transfers of Shares pursuant to such Proposed Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Shareholder once again complies with the provisions of Section 5.1(b), as applicable, and Section 5.1(c) hereof with respect to such Proposed Transaction.

(d) No Transfer of a share may be made pursuant to this Section 5.1 unless (i) the transferee has signed an Adherence Agreement, and (ii) the Transfer complies with the other provisions of this Agreement and the Articles of Association.

5.2 Drag-along.

(a) Subject to Section 5.2(b), if at any time prior to the closing of a Qualified Public Offering, holders of (i) at least two-thirds (2/3) of the outstanding Preference Shares, and (ii) at least two-thirds (2/3) of the outstanding Voting Ordinary Shares and Seed Preferred Shares (voting together as a separate class and on an as-converted basis), each of (i) and (ii) voting as a separate class (together, the “Approving Shareholders”), vote in favor of, otherwise consent in writing to, and/or otherwise agree in writing to a Deemed Liquidation, then the Company shall promptly notify each of the remaining holders of Shares (the “Remaining Shareholders”) in writing of such vote, consent and/or agreement, whereupon each Remaining Shareholder shall, in accordance with instructions received from the Company, vote all of its Shares in favor of, consent in writing to, and/or otherwise sell or transfer all of its Shares in such proposed sale or transfer on the same terms and conditions as were agreed to by the Approving Shareholders.

(b) Notwithstanding the foregoing Section 5.2(a), upon a proposed Deemed Liquidation under Section 5.2(a), OTPP’s prior written consent shall be required for the Key Shareholders to sell or transfer their Shares pursuant to Section 5.2(a) above except where:

(i) OTPP no longer holds at least fifty percent (50%) of the OTPP Ordinary Shares;

(ii) The proposed Deemed Liquidation values the Group at not less than $6.75 billion;

(iii) The proposed Deemed Liquidation values the Group at an amount that provides a Deemed Liquidation IRR (as defined below) of not less than twenty two and a half percent (22.5%); or

(iv) In the event none of the foregoing clauses (i), (ii) and (iii) applies, the Company agrees to redeem the OTPP Ordinary Shares then held by OTPP at price per Share that is equal to the lesser of (x) that which provides OTPP with Deemed Liquidation IRR of twenty two and a half percent (22.5%) and (y) such price as if the proposed Deemed Liquidation values the Group at $6.75 billion.

As used above, “Deemed Liquidation IRR” means the internal rate of return (on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed) on the Purchase Price (as such term is defined in the OTPP Share Subscription Agreement) for the period commencing on the Closing (as such term is defined in the OTPP Share Subscription Agreement) and ending on the applicable determination date of the Group’s valuation for the proposed Deemed Liquidation.

5.3 Prohibition on Transfers to Restricted Parties.

Notwithstanding any other provision of this Agreement, no Party may Transfer any shares to a Restricted Party and the Company shall not and shall procure that the Directors shall not effect (or otherwise recognise or register) a Transfer in violation of the foregoing prohibition.

6	ASSIGNMENT AND AMENDMENT.

6.1 Assignments. The rights of Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo and Seatown under Sections 3 through 5 are assignable (together with the related obligations) to the transferee in a Transfer of the Shares of the Company held by Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown (as the case may be) in accordance with this Agreement but only to the extent of such Transfer and, in the case of Sections 4 and 5, only to an affiliated investment fund; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights, subject to all the terms and conditions of this Agreement, including the provisions of this Section 6, and agree to abide by this Agreement by executing an Adherence Agreement substantially in the form attached hereto as Exhibit A (“Adherence Agreement”).

6.2 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived only by the written consent of (i) the Company; (ii) Tencent Limited; (iii) General Atlantic; (iv) Super Class; (v) Kuok; (vi) OTPP; (vii) Keytone; (viii) Ponorogo; (ix) Seatown and (x) Mr. Li Xiaodong, so long as Mr. Li Xiaodong and/or his Affiliates continues to hold, directly or indirectly, at least fifteen percent (15%) of the voting power of the outstanding share capital of the Company. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon all the Parties hereto.

7	PROTECTIVE PROVISIONS.

7.1 Series A Preference Reserved Matters. The Parties agree as between themselves that notwithstanding anything contained herein to the contrary, as long as fifty percent (50%) of the Series A Preference Shares purchased pursuant to the Tencent 2010 Share Purchase Agreement are outstanding, no action or decision (whether by amendment of the Articles of Association or otherwise, and whether in a single transaction or a series of related transactions) that approves or effects any of the following matters shall be taken (whether by the Directors, the Company, any Group Company or any of the officers or managers of any Group Company or any other person in relation to the Group) without the approval of the holders of at least two-thirds of the Series A Preference Shares then outstanding:

(a) amendment or change of the rights, preferences or privileges of, or the restrictions provided for the benefit of, the Series A Preference Shares (whether absolutely or relative to the Ordinary Shares, the Series B Preference Shares or the Seed Preferred Shares);

(b) alteration of the authorized number of Series A Preference Shares or any other class of shares of the Company;

(c) authorization or creation (by reclassification or otherwise) of any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series A Preference Shares;

(d) sale or issuance of any Ordinary Shares, Series A Preference Shares or other equity or debt security or instrument or warrant, option or other right to purchase or convert or exchange into any Ordinary Shares, Series A Preference Shares or other equity or debt security or instrument (with the exception of (i) any Shares issued upon conversion of the Preference Shares or Seed Preferred Shares or (ii) Ordinary Shares or options for the purchase thereof pursuant to the Employee Option Plan);

(e) amendment or waiver of any provision of the Articles of Association of the Company to the extent it adversely alters the rights, preferences or privileges of the Series A Preference Shares;

(f) authorization or obligation of the Company to declare or pay any dividend or distribution (including share dividends or bonus share issues) on the Series A Preference Shares;

(g) sale, disposal, spin off, transfer or lease of the whole or a substantial part of the business, goodwill or assets of any Group Company;

(h) passing of any resolution approving the liquidation, dissolution or winding up or the initiation of bankruptcy proceedings against any Group Company or application for the appointment of a receiver, judicial manager, administrator or like officer for any Group Company, or approving a Deemed Liquidation;

(i) increasing the number of shares subject to the Employee Option Plan or any other employee incentive plan of any Group Company;

(j) licensing or otherwise transferring any of the Group’s material patents, copyrights, trademarks or other intellectual property other than in the ordinary course of its business;

(k) redeeming, repurchasing or otherwise acquiring, directly or indirectly, through Subsidiaries or otherwise, its securities, other than repurchases from employees, consultants or officers upon termination of their respective engagement (unless such redemption or repurchase is approved by the Board, including the Tencent Director) and/or pursuant to the Employee Option Plan;

(l) removal or replacement of the Tencent Director;

(m) entry into any strategic alliance or partnership with any third party entity or Person or the acquisition of any material assets of or equity interest in any third party entity or Person in any Financial Year for an aggregate consideration in excess of ten percent (10%) of the Group’s income as reflected in the annual budget for such year approved by the Board;

(n) effecting of a recapitalization, reclassification, split-off or spin-off of any Group Company; or

(o) undertaking of any merger, acquisition, consolidation or reorganization in respect of any Group Company in any Financial Year for an aggregate consideration in excess of ten percent (10%) of the Group’s income as reflected in the annual budget for such year approved by the Board.

7.2 Ordinary Shares Reserved Matters. The Parties agree as between themselves that notwithstanding anything contained herein to the contrary, no action or decision (whether by amendment of the Articles of Association or otherwise, and whether in a single transaction or a series of related transactions) that approves or effects any of the following matters shall be taken (whether by the Directors, the Company, any Group Company or any of the officers or managers of any Group Company or any other person in relation to the Group) without the approval of (x) Mr. Li Xiaodong so long as Mr. Li Xiaodong and/or his Affiliates continues to hold, directly or indirectly, at least fifteen percent (15%) of the voting power of the outstanding share capital of the Company, or (y) in all other cases, at least a majority of the Voting Ordinary Shares then outstanding:

(a) amendment or change of the rights, preferences or privileges of, or the restrictions provided for the benefit of the Ordinary Shares; or

(b) passing of any resolution approving the liquidation, dissolution or winding up or the initiation of bankruptcy proceedings against any Group Company or application for the appointment of a receiver, judicial manager, administrator or like officer for any Group Company, or approving a Deemed Liquidation, in each case within seven (7) years following the Closing Date.

8	BOARD AND MANAGEMENT MATTERS.

8.1 Designation Right. The Board shall comprise of three (3) Directors. Of the three (3) Directors:

(a) Holders of at least a majority of the Series A Preference Shares shall be entitled to appoint one (1) Director and to the extent Tencent Limited holds at least fifty percent (50%) of the Series A Preference Shares purchased pursuant to the Tencent 2010 Share Purchase Agreement, Tencent Limited shall be entitled to nominate and appoint such one (1) Director (the “Tencent Director”); and

(b) Holders of at least a majority of the Voting Ordinary Shares shall be entitled to appoint two (2) Directors and Mr. Li Xiaodong shall be entitled to appoint such two (2) Directors (each an “Ordinary Director”) so long as Mr. Li Xiaodong and/or his Affiliates continue to hold at least ten percent (10%) of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis).

Any vacancy on the Board occurring because of the death, resignation or removal of the Tencent Director shall be filled by an individual designated for election by Tencent Limited. In addition, Tencent Limited may, in its sole discretion, designate for removal from the Board any incumbent Tencent Director who occupies a Board seat. Any vacancy on the Board occurring because of the death, resignation or removal of any Ordinary Director shall be filled by an individual designated for election by Mr. Li Xiaodong (so long as Mr. Li Xiaodong and/or his Affiliates continue to hold at least ten percent (10%) of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis) at the time of such designation) or otherwise holders of at least a majority of the Voting Ordinary Shares. In addition, Mr. Li Xiaodong (so long as Mr. Li Xiaodong and/or his Affiliates continue to hold at least ten percent (10%) of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis) at the time of the following designation for removal of any incumbent Ordinary Director) or otherwise holders of at least a majority of the Voting Ordinary Shares may, in his or their sole discretion, designate for removal from the Board any incumbent Ordinary Director who occupies a Board seat. Each of the Parties hereto shall vote at any regular or special meeting of shareholders such number of Shares as may be necessary, or in lieu of any such meeting, shall give such Party’s written consent with respect to such number of Shares as may be necessary, to elect or remove any individual designated for election or removal by Tencent Limited, Mr Li Xiaodong or the holder(s) of a majority of the Voting Ordinary Shares (as the case may be) pursuant to this Section 8.1.

8.2 Tencent Board Observer. Tencent Limited, in the event that no Tencent Director is then serving on the Board, so long as Tencent continues to hold at least three percent (3%) of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), shall have the right to appoint one (1) observer (the “Tencent Observer”) to the Board (and each committee thereof) to attend Board or committee meetings of the Company in a non-voting observer capacity. The Company shall provide the Tencent Observer copies of all notices and materials at the same time and in the same manner as the same are provided to the Directors.

8.3 Quorum. The quorum for transacting business at any Board meeting shall be two (2) Directors (including the Tencent Director) when the relevant business is transacted. A Director shall be regarded as present for the purpose of a quorum if the Director:

(a) is present in person (including, without limitation, by means of a conference telephone or any other equipment which allows all participants in the meeting to hear and be heard by each other simultaneously when the relevant business is transacted); or

(b) is represented by an alternate Director appointed in accordance with the Articles of Association.

If a quorum is not present, the Board meeting shall be automatically adjourned for two (2) calendar days and shall be held at the same time and place (and notice to that effect shall be given to all Directors through telephone calls or facsimile), and a quorum shall be formed when any two (2) of the Directors (including the Tencent Director) are present in the manner set out in this Section 8.3. If at the adjourned meeting, the number of Directors required to be present under this Section 8.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting solely because of the absence of the Tencent Director, then the presence of the Tencent Director shall not be required at such adjourned meeting solely for purpose of determining if a quorum has been established.

8.4 Board Reserved Matters. Matters considered at any meeting of the Board shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum, provided always that no action or decision relating to any of the following matters is taken (whether by the Directors, the Company, any Group Company or any of the officers or managers of any Group Company or any other person in relation to the Group, and whether in a single transaction or a series of related transactions) without the affirmative majority approval of the Directors (which for the matters set out in paragraphs (a), (b), (c), (d), (e), (f), (j), (k) (l) and (m) shall include the Tencent Director, insofar as at least fifty percent (50%) of the Series A Preference Shares purchased pursuant to the Tencent 2010 Share Purchase Agreement remain outstanding and held by Tencent Limited):

(a) sale, mortgage, pledge, lease, transfer, license or otherwise disposal of any of the assets (including intellectual property) of the Group which is (i) outside the ordinary course of business or (ii) in excess of $10,000,000 in aggregate over any twelve (12) month period;

(b) approval or amendment of any quarterly or annual budget, business plan or operating plan (including any capital expenditure budget, operating budget or financing plan) of the Group;

(c) engagement in any business materially different from that described in the current business plan, change the name of the any Group Company or cease any business undertaking of any Group Company;

(d) incurring of any indebtedness or assume any financial obligation or issue, assume, guarantee or create any liability for borrowed money in excess of $10,000,000 in aggregate at any time outstanding unless such liability is incurred pursuant to the then current business plan;

(e) making of any expenditure or other purchase of tangible or intangible assets in excess of $10,000,000 in aggregate over any twelve (12) month period unless such expenditure is made pursuant to the then current business plan;

(f) entry into any material agreement or contract with any party or group of related parties which is outside the ordinary course of business and under which the Group’s aggregate commitments, pledges or obligations to such party or group of related parties are unlimited or potentially exceed $10,000,000 in the aggregate over any twelve (12) month period;

(g) changing materially the accounting methods or policies or appoint or change the Auditors of the Group;

(h) selection of the listing exchange or the underwriters for a Qualified Public Offering;

(i) approval of the valuation and terms and conditions for the Qualified Public Offering;

(j) disposal or dilution of the Company’s interest, directly or indirectly, in any of its Subsidiaries or Affiliates;

(k) entry into any related party transaction or series of related party transactions involving any Group Company with an aggregate transaction amount exceeding $10,000,000 in any twelve (12) month period;

(l) adoption or amendment of any Employee Option Plan (and any grant thereunder); or

(m) appointment, removal and determination of the remuneration of the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technical Officer or General Manager of any Group Company.

In case of an equality of votes, the Chairman of the Board shall not have a second or casting vote.

8.5 Waiver. The Company acknowledges that Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo and Seatown will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (a) Tencent’s, General Atlantic’s, Super Class’s, Kuok’s, OTPP’s, Keytone’s, Ponorogo’s or Seatown’s technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries. The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries. Such Information may or may not be known by Tencent Director, Tencent Observer, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown. The Company, as a material part of the consideration for this Agreement, agrees that none of the Tencent Director, the Tencent Observer, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo and Seatown shall have any duty to (x) disclose any Information to the Company or any of its Subsidiaries, or (y) permit the Company or any of its Subsidiaries to participate in any projects or investments based on any Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Tencent’s, General Atlantic’s, Super Class’s, Kuok’s, OTPP’s, Keytone’s, Ponorogo’s or Seatown’s ability to pursue opportunities based on such Information or that would require Tencent, the Tencent Director, the Tencent Observer, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries; provided that none of Tencent, the Tencent Director and the Tencent Observer shall exploit or pursue any opportunity based on the Information which is being, or is reasonably likely to be, considered, exploited or pursued by the Company or any of its Subsidiaries, except that Tencent may only use such Information for bona-fide valid business purposes, other than to compete with the Company or any of its Subsidiaries.

8.6 Assignment and Termination. Notwithstanding anything contained herein to the contrary, the rights of Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo and Seatown set forth in this Section 8 are fully assignable to an Affiliate of Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown, respectively, or to any person who holds or is acquiring any Shares from Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo or Seatown, respectively, in compliance with the terms and conditions hereof; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that the assignee executes and delivers an Adherence Agreement.

8.7 Director Expenses. The Company shall reimburse the Tencent Director and Tencent Observer for all reasonable out-of-pocket expenses incurred in connection with Board duties and meetings.

9	CONFIDENTIALITY AND NON-DISCLOSURE.

9.1 Disclosure of Terms. Each Party hereto acknowledges that the terms and conditions of this Agreement and all exhibits, restatements and amendments hereto and thereto, including their existence, and any information acquired pursuant to Section 2 hereof (collectively, the “Terms”) shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth below.

9.2 Permitted Disclosures. The confidentiality obligations set out in this Section 9 do not apply to:

(a) information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party or, after it was furnished to that Party, entered the public domain otherwise than as a result of (i) a breach by that Party of this Section 9, or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that Party;

(b) information the disclosure of which is necessary in order to comply with any applicable law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority; or

(c) any information disclosed by: (i) any Party (or in the case of Super Class and Kuok, by Super Class or Kuok or by any member of the Super Class Group) to its respective bankers, financial advisers, consultants and legal or other advisers for the purpose of this Agreement; (ii) in the case of Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo and Seatown, in connection with their periodic reporting obligations to their respective investors (as applicable); provided that in each case the relevant party shall procure that the recipients have entered into customary confidentiality agreements prior to receiving such information; and (iii) OTPP in its annual public reports pertaining only to the name and general description of the Company and the aggregate amount of investment made in the Company, and if the Company and OTPP have agreed the text of any press release in relation to OTPP’s investment in the Company, the disclosure in the annual public reports shall be consistent with such press release.

9.3 Legally Compelled Disclosure. In the event that any Party is requested, required or becomes legally compelled (including without limitation pursuant to securities laws and regulations or the requirements of a stock exchange) to disclose the existence of this Agreement or any Terms pursuant to Section 9.2(b) above (except for disclosure or filing that is legally required to be made as part of the registration statement related to a Qualified Public Offering), such Party (the “Disclosing Party”) shall if and to the extent that it can lawfully do so provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate Party may seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is so requested, required or compelled and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

10	ADDITIONAL COVENANTS.

10.1 Options. Any Shares issued or issuable upon exercise or vesting of options or other awards granted (i) under the Employee Option Plan, (ii) under any other employee share incentive plan of the Company, and/or (iii) outside the Employee Option Plan or any other employee share incentive plan of the Company, shall be Voting Ordinary Shares or Non-Voting Ordinary Shares, and the maximum number of such Shares shall be approved in accordance with this Agreement and the Articles of Association.

10.2 Restrictions on Transfer by General Atlantic. At any time prior to the sixth (6th) year anniversary of May 5, 2014, so long as (i) the Company has not consummated an initial public offering or (ii) Ordinary Shares held by Tencent (calculated on an as-converted basis) are less than a majority of the outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), General Atlantic shall not Transfer any Shares to Tencent unless Tencent undertakes a merger, acquisition, consolidation or reorganization of the Company as approved by Mr. Li Xiaodong and/or his Affiliates pursuant to Section 7.2.

10.3 Restrictions on Transfer by Super Class. At any time prior to the sixth (6th) year anniversary of May 5, 2014, so long as (i) the Company has not consummated an initial public offering or (ii) Ordinary Shares held by Tencent (calculated on an as-converted basis) are less than a majority of the outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), Super Class shall not Transfer any Shares to Tencent unless Tencent undertakes a merger, acquisition, consolidation or reorganization of the Company as approved by Mr. Li Xiaodong and/or his Affiliates pursuant to Section 7.2.

10.4 Restrictions on Transfer by Kuok. At any time prior to the sixth (6th) year anniversary of February 11, 2015, so long as (i) the Company has not consummated an initial public offering or (ii) Ordinary Shares held by Tencent (calculated on an as-converted basis) are less than a majority of the outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), Kuok shall not Transfer any Shares to Tencent unless Tencent undertakes a merger, acquisition, consolidation or reorganization of the Company as approved by Mr. Li Xiaodong and/or his Affiliates pursuant to Section 7.2.

10.5 Restrictions on Transfer by OTPP. At any time prior to the sixth (6th) year anniversary of February 11, 2015, so long as (i) the Company has not consummated an initial public offering or (ii) Ordinary Shares held by Tencent (calculated on an as-converted basis) are less than a majority of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), OTPP shall not Transfer any Shares to Tencent unless Tencent undertakes a merger, acquisition, consolidation or reorganization of the Company as approved by Mr. Li Xiaodong and/or his Affiliates pursuant to Section 7.2.

10.6 Restrictions on Transfer by Keytone. At any time prior to the sixth (6th) year anniversary of February 11, 2015, so long as (i) the Company has not consummated an initial public offering or (ii) Ordinary Shares held by Tencent (calculated on an as-converted basis) are less than a majority of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), Keytone shall not Transfer any Shares to Tencent unless Tencent undertakes a merger, acquisition, consolidation or reorganization of the Company as approved by Mr. Li Xiaodong and/or his Affiliates pursuant to Section 7.2.

10.7 Restrictions on Transfer by Ponorogo. At any time prior to the sixth (6th) year anniversary of February 11, 2015, so long as (i) the Company has not consummated an initial public offering or (ii) Ordinary Shares held by Tencent (calculated on an as-converted basis) are less than a majority of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), Ponorogo shall not Transfer any Shares to Tencent unless Tencent undertakes a merger, acquisition, consolidation or reorganization of the Company as approved by Mr. Li Xiaodong and/or his Affiliates pursuant to Section 7.2.

10.8 Restrictions on Transfer by Seatown. At any time prior to the sixth (6th) year anniversary of February 11, 2015, so long as (i) the Company has not consummated an initial public offering or (ii) Ordinary Shares held by Tencent (calculated on an as-converted basis) are less than a majority of the Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), Seatown shall not Transfer any Shares to Tencent unless Tencent undertakes a merger, acquisition, consolidation or reorganization of the Company as approved by Mr. Li Xiaodong and/or his Affiliates pursuant to Section 7.2.

10.9 Assistance to Sale. The Parties hereby acknowledge and agree that in the event that (i) the Company does not complete the Qualified Public Offering; or (ii) a Deemed Liquidation does not occur in accordance with Section 5.2, on or prior to the fifth (5th) anniversary hereof, each of General Atlantic, Super Class, Kuok, OTPP, Ponorogo, Seatown and Keytone will have the right to require the Company to assist it, to the extent permitted by law and subject to Section 10.2 to Section 10.8 (as applicable), in a sale of all its securities in the Company, including, without limitation, by disclosing Company information to potential bidders, making its management team, counsel and other advisors available to potential bidders (including participation in management meetings) and otherwise assisting such Party and its advisors in connection with such sale, provided, however, that the Company will not be obligated to provide any information that it reasonably considers to be a trade secret or similar confidential information, and provided, further, that the Company may require the potential bidders to execute a confidentiality and nondisclosure agreement prior to any disclosure.

10.10 Board Notices and Materials. The Company shall provide General Atlantic, OTPP, Keytone, Ponorogo and Seatown copies of all notices and materials (including reports delivered pursuant to Section 10.11) at the same time and in the same manner as the same are provided to the Directors, so long as such Party continues to be entitled to Information Sharing Rights pursuant to Section 2.1.

10.11 Reports. The Company shall procure that the Board receives regular reports in a manner consistent with the Company’s internal guidelines from the Group’s business teams as to the compliance of the Group’s business divisions with all applicable laws and regulations.

10.12 Anti-Bribery Policy. The Company shall maintain and enforce its amended anti-bribery and corruption policy and no material amendment shall be made to such policy unless unanimously approved by the members of the Board.

11	MISCELLANEOUS.

11.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without reference to its conflict of laws principles.

11.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto. This Agreement and the rights and obligations of each Party hereunder shall not be assigned without the written consent of each of the other Parties except as expressly provided herein.

11.3 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

11.4 Entire Agreement. This Agreement and the schedules and exhibits hereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

11.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given: (a) when hand delivered to a Party; (b) when sent by facsimile at the number set forth below, upon a successful transmission report being generated by the sender’s machine; or (c) three (3) Business Days after deposit with an internationally reputable delivery service provider, postage prepaid, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

To the Company:	Sea Limited 1 Fusionopolis Place, #17-10, Galaxis, Singapore 138522 Fax: +65 62708700 Name of person: Li Xiaodong

To the Existing Shareholders:	See Schedule of Existing Shareholders

To Tencent:	Tencent Limited c/o Tencent Holdings Limited Level 29, Three Pacific Place 1 Queen’s Road East Wanchai, Hong Kong Attention: Compliance and Transactions Department Email: legalnotice@tencent.com with a copy to: Tencent Building, Keji Zhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen 518057, PRC Attention: Mergers and Acquisitions Department Email: PD_Support@tencent.com

To General Atlantic:	General Atlantic Singapore Fund Pte. Ltd. Asia Square Tower 1, 8 Marina View, #41-04, Singapore 018960 Fax: +1(917) 206-1971 Attention: Mr. Alexander Ong

with a copy to:	c/o General Atlantic Service Company, LLC Park Avenue Plaza 55 East 52nd Street, 32nd Floor New York, NY 10055 USA Fax: +1 917 206-1944 Attention: General Counsel

To Super Class:	c/o 31/F Kerry Centre, 638 King’s Road Quarry Bay Hong Kong Fax: +852 2845-9000 Attention: The Directors

To Kuok:	c/o 31/F., Kerry Centre, 683 King’s Road, Quarry Bay, Hong Kong Fax: +852 2845 9000 Attention: The Directors Email address: legalnotices@kuokgroup.com

To OTPP:

Classroom Investments Inc.

5650 Yonge Street

Toronto, Ontario

M2M 4H5

Canada

Attention: Ms Theresa Tam / Mr Fady Abdel-Nour

Email address: Theresa_Tam@otpp.com / Fady_Abdel-Nour@otpp.com

With a copy to: Legal Department at law_investments@otpp.com

To Keytone:

Keytone Ventures, L.P.

PO Box 309 Ugland House

Grand Cayman

KY1-1104

Cayman Islands

c/o Keytone Capital Advisors, Ltd.

1908 China Resources Building

No. 8 Jianguomenbei Avenue

Beijing 100005

People’s Republic of China

Attention: Eric Tao

Email Address: Erictao@keytonevc.com

Keytone Ventures II, L.P.

PO Box 309 Ugland House

Grand Cayman

KY1-1104

Cayman Islands

c/o Keytone Capital Advisors, Ltd.

1908 China Resources Building

No. 8 Jianguomenbei Avenue

Beijing 100005

People’s Republic of China

Attention: Eric Tao

Email Address: Erictao@keytonevc.com

To Ponorogo:

Ponorogo Investments Limited

Level 33, Tower 2, Petronas Twin Towers,

Kuala Lumpur City Centre,

50088, Kuala Lumpur, Malaysia

Attention: Nik Rizal Kamil/ Adi Saufi Mohamad Daud

Email address: nikrizal.kamil@khazanah.com.my/ adisaufi.daud@khazanah.com.my

To Seatown:

SeaTown Lionfish Pte. Ltd.

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard, Singapore 238891

Attention: General Counsel

Email address: tony.chang@seatownholdings.com/ patrick.pang@seatownholdings.com

A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.5 by giving the other Parties written notice of the new address in the manner set forth above.

11.6 Legend.

(a) Each certificate representing Shares issued by the Company whose holder is a Party to this Agreement shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT (OR OTHER APPLICABLE SECURITIES LAWS), OR (B) AN EXEMPTION FROM, OR A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT (OR OTHER APPLICABLE SECURITIES LAWS).

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b) Tencent, General Atlantic, Super Class, Kuok, OTPP, Keytone, Ponorogo, Seatown and the Existing Shareholders agree that the Company may instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Section 11.6(a) hereof to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The second paragraph of the legend set out in Section 11.6(a) hereof shall be removed upon termination of the restriction on transfer detailed in Section 5 of this Agreement at the request of the Holder and the Company shall issue a certificate without such legend. In addition, the first paragraph of the legend set out in Section 11.6(a) hereof shall be removed at the request of the Holder, to the extent allowed by law, and the Company shall issue a certificate without such legend if (i) such Shares are registered under the Securities Act or may be sold under Rule 144 promulgated under the Securities Act, or (ii) such Holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act. In each case the Holders requesting the removal of the legend shall bear all costs and expenses associated with the removal of the legend pursuant to this Section 11.6(b).

11.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of any other Party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Parties shall be cumulative and not alternative.

11.8 Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.9 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which is an original and shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile, portable document file (PDF) or other reproduction of this letter may be executed by one or more parties and delivered by such party by facsimile, electronic mail or any similar electronic transmission pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

11.10 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

11.11 Adjustment for Share Splits, etc. Whenever in this Agreement there is a reference to a specific number or percentage of the Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.12 Aggregation of Shares. All Shares held or acquired by Persons who are Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. All Shares held or acquired by the Super Class Group shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

11.13 Dispute Resolution.

(a) Arbitration. Each of the Parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement not otherwise resolvable through negotiation, shall be settled by arbitration to be held in Singapore at the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre in effect as of the date hereof (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the non-exclusive jurisdiction of Singapore in any such arbitration. There shall be three (3) arbitrators, selected in accordance with the Arbitration Rules, and the arbitration shall be conducted in English.

(b) Arbitration Award. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees.

11.14 Termination. This Agreement shall automatically terminate immediately upon the closing of a Qualified Public Offering or a Deemed Liquidation as duly approved by the Company and its shareholders in accordance with the Articles of Association, except for Sections 3, 5.1(a)(ii) (subject to the terms contained therein), 9 and 11 hereof. If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

11.15 Amendment and Restatement. This Agreement amends and restates the Prior Agreement in its entirety in accordance with the terms hereof.

11.16 Conflict; Amendment to Article of Association. In the event of any inconsistency between the terms of this Agreement and the terms of the Articles of Association, the terms of the Agreement will prevail to the extent of such inconsistency and the Parties shall take all necessary actions to implement any amendments to the Articles of Association to cure such inconsistency, subject to applicable law.

[Signature Pages Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

SEA LIMITED

By:	/s/ Li Xiaodong
Name:	Li Xiaodong
Title:	Chairman

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

GENERAL ATLANTIC SINGAPORE FUND PTE. LTD.

By:	/s/ Ong Yu Huat
Name:	Ong Yu Huat
Title:	Authorised Signer

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

TENCENT LIMITED

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Director

TENCENT GROWTHFUND LIMITED

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

PONOROGO INVESTMENTS LIMITED

By:	/s/ Tan Sri Dato Azman HJ. Mokhtar
Name:	Tan Sri Dato Azman HJ. Mokhtar
Title:	Managing Director
Khazanah Nasional Berhad

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

SEATOWN LIONFISH PTE. LTD.

By:	/s/ Patrick Pang
Name:	Patrick Pang
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

SUPER CLASS VENTURES LIMITED

For and on behalf of
SUPER CLASS VENTURES LIMITED

By:	/s/ Keren Chen
Name:	Keren Chen
Title:	Director

PAXTON VENTURES LIMITED

For and on behalf of
PAXTON VENTURES LIMITED

By:	/s/ Keren Chen
Name:	Keren Chen
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

CLASSROOM INVESTMENTS INC.

By:	/s/ Jungho Cho
Name:	Jungho Cho
Title:	Authorized Signatory

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

KEYTONE VENTURES, L.P., a Cayman Islands exempted limited partnership

By:	Keytone Capital Partners, L.P.,
a Cayman Islands exempted limited partnership
Its:	General Partner

	By:	Keytone Investment Group, Ltd.,
a Cayman Islands exempted company

By:	/s/ Joe Zhou
Name:	Joe Zhou
Title:	Director

KEYTONE VENTURES II, L.P., a Cayman Islands exempted limited partnership

By:	Keytone Capital Partners II, L.P.,
a Cayman Islands exempted limited partnership

	Its:	General Partner
	By:	Keytone Investment Group II, Ltd.,
a Cayman Islands exempted company

By:	/s/ Joe Zhou
Name:	Joe Zhou
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

HPRY HOLDINGS LIMITED

By:	/s/ Kuok Khoon Hong
Name:	Kuok Khoon Hong
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

TA ACTIVITY SINGAPORE PRIVATE LTD

By:	/s/ Toivo Annus
Name:	Toivo Annus
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

PANDA LIGHT LIMITED

By:	/s/ Bryan Pallop Gaw
Name:	Bryan Pallop Gaw
Title:	Director

PINE THRIVE LIMITED

By:	/s/ Bryan Pallop Gaw
Name:	Bryan Pallop Gaw
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

LI XIAODONG

/s/ Li Xiaodong

BLUE DOLPHINS VENTURE INC

By:	/s/ Li Xiaodong
Name:	Li Xiaodong
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

YE GANG

/s/ Ye Gang

MAI THANH BINH

/s/ Mai Thanh Binh

CHEN JINGYE

/s/ Chen Jingye

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

HENG CHEN SENG

/s/ Heng Chen Seng

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

PANDU PATRIA SJAHRIR

/s/ Pandu Patria Sjahrir

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

MISTLETOE, INC.

By:	/s/ Atsushi Taira
Name:	Atsushi Taira
Title:	Representative Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

LOOKING GLASS VENTURES PTE. LTD.

By:	/s/ Sammy Sumargo
Name:	Sammy Sumargo
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

WISDOM CHOICE GLOBAL LIMITED

By:	/s/ Shuhong Ye
Name:	Shuhong Ye
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

SENTO INVESTMENT LTD.

By:	/s/ Tao Zhang
Name:	Tao Zhang
Title:	Director

SIGNATURE PAGE TO THE INVESTORS’ RIGHTS AGREEMENT

Schedule A

Definitions

“Acceptance Notice” has the meaning ascribed to it in Section 5.1(c)(i) of this Agreement.

“Adherence Agreement” has the meaning ascribed to it in Section 6.1 of this Agreement.

“Affiliate” means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning as set forth in the Preamble.

“Approving Shareholders” has the meaning ascribed to it in Section 5.2(a) of this Agreement.

“Arbitration Rules” has the meaning ascribed to it in Section 11.13(a) of this Agreement.

“Articles of Association” means the seventh amended and restated memorandum and articles of association of the Company.

“Auditors” means the persons for the time being performing the duties of auditors of the Company.

“Board” means the Board of Directors of the Company.

“Business Day” means a day (other than Saturdays, Sundays or statutory holidays) on which banks generally are open to the public for business in New York, the Canadian province of Ontario, Singapore, Malaysia, Hong Kong and the People’s Republic of China.

“Claim Notice” has the meaning ascribed to it in Section 3.8(c) of this Agreement.

“Closing Date” means the Closing Date as defined in the Seatown Share Subscription Agreement.

“Company” has the meaning as set forth in the Preamble.

“Company Notice” has the meaning ascribed to it in Section 5.1(b)(iii) of this Agreement.

“Company Option Period” has the meaning ascribed to it in Section 5.1(b)(ii) of this Agreement.

“Control” with respect to any Person means having the ability to direct the management and affairs of such Person, whether through the ownership of voting securities or by contract, and such ability shall be deemed to exist when any Person holds a majority of the outstanding voting securities, or the economic rights and benefits, of such Person.

“Co-Sale Option” has the meaning ascribed to it in Section 5.1(c)(i) of this Agreement.

“Co-Sale Participant” has the meaning ascribed to it in Section 5.1(c)(i) of this Agreement.

“Co-Sale Shares” has the meaning ascribed to it in Section 5.1(c) of this Agreement.

“Co-Sale Transferor” has the meaning ascribed to it in Section 5.1(c) of this Agreement.

“Deemed Liquidation” means (i) any merger or consolidation, scheme of arrangement or other similar transaction (including, without limitation, an acquisition of the Company by way of a share acquisition), of the Company or any of its Subsidiaries with or into another entity outside the Group, where such merger or consolidation, scheme of arrangement or other similar transaction (including, without limitation, an acquisition of the Company by way of a share acquisition) results in a change of Control of the Company, (ii) the sale, license or lease of all or substantially all of the Company’s and/or its Subsidiary’s assets in one transaction or a series of related transactions, or (iii) the sale (or exclusive license) of all or substantially all of the Company’s intellectual property.

“Deemed Liquidation IRR” has the meaning ascribed to it in Section 5.2(b) of this Agreement.

“Directors” means the directors for the time being of the Company.

“Disclosing Party” has the meaning ascribed to it in Section 9.3 of this Agreement.

“Employee Option Plan” means the Share Incentive Plan established by the Company on September 30, 2009, as amended.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended.

“Exercise Notice” as the meaning ascribed to it in Section 4.1(b)(i) of this Agreement.

“Exercising Rights Holder” has the meaning ascribed to it in Section 5.1(b)(iii) of this Agreement.

“Existing Shareholder” has the meaning as set forth in the Preamble.

“Financial Year” means a financial period of the Company commencing on January 1 and ending on December 31.

“Form F-3” has the meaning ascribed to it in Section 3.2(a) of this Agreement.

“Form S-3” has the meaning ascribed to it in Section 3.2(a) of this Agreement.

“GEM” means Growth Enterprise Market of the SEHK.

“General Atlantic” has the meaning as set forth in the Preamble.

“General Atlantic Ordinary Shares” means the Ordinary Shares purchased by General Atlantic pursuant to the General Atlantic Share Purchase Agreement.

“General Atlantic Share Purchase Agreement” means that certain Share Subscription Agreement, dated as of April 15, 2014, by and among the Company, General Atlantic and other parties named therein.

“Group” means the Company and its Subsidiaries and any other Person (except individuals) Controlled by the Company.

“Group Company” means any member of the Group.

“Holder” has the meaning ascribed to it in Section 3.2(b) of this Agreement.

“IFRS” means the international financial reporting standards promulgated by the International Accounting Standards Board from time to time, which include International Accounting Standards and their interpretations.

“Information” has the meaning ascribed to it in Section 8.5 of this Agreement.

“Information Sharing Rights” has the meaning ascribed to it in Section 2.1 of this Agreement.

“Initiating Holders” has the meaning ascribed to it in Section 3.3(b) of this Agreement.

“Keytone” has the meaning as set forth in the Preamble.

“Keytone Ordinary Shares” means the Ordinary Shares purchased by Keytone pursuant to the Keytone Share Purchase Agreement.

“Keytone Share Purchase Agreement” means that certain Share Purchase Agreement dated as of February 5, 2015, by and among the Company, Keytone and certain other parties thereto.

“Key Shareholder” means any of Li Xiaodong, Ye Gang, Mai Thanh Binh and David Chen Jingye.

“Kuok” has the meaning as set forth in the Preamble.

“Kuok Ordinary Shares” means the Ordinary Shares purchased by Kuok pursuant to the Kuok Share Purchase Agreement.

“Kuok Share Purchase Agreement” means that certain Share Purchase Agreement dated as of February 5, 2015, by and among the Company, Kuok and certain other parties thereto.

“month” means calendar month.

“Non-Disclosing Parties” has the meaning ascribed to it in Section 9.3 of this Agreement.

“Non-Voting Ordinary Share” means an Ordinary Share designated as a Non-Voting Ordinary Share on allotment and issue having the rights attaching to it as set out in the Articles of Association.

“Offer Notice” has the meaning ascribed to it in Section 5.1(b)(i) of this Agreement.

“Offered Securities” has the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Offered Shares” has the meaning ascribed to it in Section 5.1(b)(i) of this Agreement.

“Ordinary Director” has the meaning as set forth in Section 8.1(b) of this Agreement.

“Ordinary Shares” means ordinary shares with a par value of $0.0005 each in the share capital of the Company.

“OTPP” has the meaning as set forth in the Preamble.

“OTPP Ordinary Shares” means the Ordinary Shares purchased by OTPP pursuant to the OTPP Share Subscription Agreement and OTPP Share Purchase Agreements.

“OTPP Over-allotment Exercise Notice” has the meaning as set forth in Section 4.1(b)(iii).

“OTPP Over-allotment Notice” has the meaning ascribed to it in Section 4.1(b)(iii) of this Agreement.

“OTPP Share Purchase Agreements” means those certain Share Purchase Agreements dated as of February 5, 2015, by and between OTPP and certain shareholders of the Company.

“OTPP Share Subscription Agreement” means that certain Share Subscription Agreement dated as of February 5, 2015, by and among the Company, OTPP and certain other parties thereto.

“Party” mean a party to this Agreement.

“Permitted Transferee” has the meaning ascribed to it in Section 5.1(a) of this Agreement.

“Person” means any corporation, company, partnership, limited liability company, other business organization or entity and any individual.

“Ponorogo” has the meaning as set forth in the Preamble.

“Ponorogo Share Subscription Agreement” means that certain Share Subscription Agreement dated as of March 23, 2016, by and among the Company, Ponorogo and certain other parties thereto.

“Preference Shares” means the Series A Preference Shares and the Series B Preference Shares.

“Preferred Holders” has the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Pre-emptive Rights Notice” has the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Prior Agreement” has the meaning as set forth in the Recitals.

“Proposed Transaction” has the meaning ascribed to it in Section 5.1(b) of this Agreement.

“Proposed Transferee” has the meaning ascribed to it in Section 5.1(b) of this Agreement.

“Pro-Rata Allotment” has the meaning ascribed to it in Section 4.1(d) of this Agreement.

“Pro Rata Share” has the meaning ascribed to it in Section 5.1(b)(iii)(C) of this Agreement.

“Qualified Public Offering” means the closing of the Company’s first public offering underwritten on a firm commitment basis of the Company’s Ordinary Shares (and the listing of such Ordinary Shares) on a reputable international stock exchange (including without limitation the New York Stock Exchange, the main board of the Hong Kong Stock Exchange, NASDAQ Global Market, and the Singapore Exchange SGX) or any other stock exchange approved by the Board (including the affirmative vote by the Tencent Director) at a public offering price of at least three (3) times the purchase price of the Series A Preference Shares with gross offering proceeds being no less than $40 million.

“Registrable Securities” has the meaning ascribed to it in Section 3.2(d) of this Agreement.

“Registrable Securities then outstanding” has the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Remaining Offered Shares” has the meaning ascribed to it in Section 5.1(b)(iii) of this Agreement.

“Remaining Shareholders” has the meaning ascribed to it in Section 5.2(a) of this Agreement.

“Request Notice” has the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Request Securities” has the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Restricted Party” means a person (including any individual, entity or government) that is: (i) listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List; (ii) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a country that is the target of country-wide Sanctions Regulations or territory that is the target of territory-wide Sanctions Regulations; or (iii) otherwise a target of Sanctions Regulations (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Rights Holders” has the meaning ascribed to it in Section 5.1(b) of this Agreement.

“Rights Holder Option Period” has the meaning ascribed to it in Section 5.1(b)(iii)(A) of this Agreement.

“Right of First Refusal” has the meaning ascribed to it in Section 5.1(b) of this Agreement.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury (“HMT”), or any similar list maintained by, or public announcement of Sanctions Regulations designation made by, any of the Sanctions Authorities.

“Sanctions Regulations” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by (i) the United States government; (ii) the United Nations; (iii) the European Union (iv) the United Kingdom; or (v) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State, and HMT (together, the “Sanctions Authorities”).

“Schedule of Existing Shareholders” means the schedule of Existing Shareholders and their addresses for notices dated the date hereof delivered by the Company to the other Parties simultaneously with the signing of this Agreement.

“Schedule of Prohibited Transferees” means the schedule of certain prohibited transferees dated the date hereof delivered by the Company to the other Parties simultaneously with the signing of this Agreement.

“Seatown” has the meaning as set forth in the Preamble of this Agreement.

“Seatown Share Subscription Agreement” means that certain Share Subscription Agreement dated as of August 18, 2016, by and among the Company, Seatown and certain other parties thereto.

“Series A Preference Shares” means the Series A Preference Shares of par value $0.0005 each in the share capital of the Company.

“Series B Preference Shares” means the Series B Preference Shares of par value $0.0005 each in the share capital of the Company.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Notice” has the meaning ascribed to it in Section 5.1(b)(iii)(B) of this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEHK” means the Hong Kong Stock Exchange.

“Seed Preferred Shares” means the Seed Preferred Shares of par value $0.0005 each in the share capital of the Company.

“Share” means an Ordinary Share, a Seed Preferred Share or a Preference Share, as the context may be, and includes a fraction of a share.

“Super Class” has the meaning as set forth in the Preamble.

“Super Class Group” means collectively:

(a)	Kuok Group as defined in the Super Class Share Purchase Agreement;

(b)	Mr. Bryan Pallop Gaw; and

(c)	HPRY Holdings Limited and its Affiliates.

“Super Class Ordinary Shares” means the Ordinary Shares purchased by Super Class pursuant to the Super Class Share Purchase Agreement.

“Super Class Share Purchase Agreement” means that certain Share Purchase Agreement dated as of April 15, 2014, by and among Super Class and other parties named therein.

“Subsidiary” means with respect to any subject entity (the “subject entity”), (i) any company, partnership or other Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one or more Subsidiaries of the subject entity, (ii) an y entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

“Tencent” has the meaning as set forth in the Preamble.

“Tencent Director” has the meaning ascribed to it in Section 8.1(a) of this Agreement.

“Tencent Limited” has the meaning as set forth in the Preamble.

“Tencent Observer” has the meaning ascribed to it in Section 8.2 of this Agreement.

“Tencent Ordinary Shares” means the Ordinary Shares purchased by Tencent Limited pursuant to the Tencent Share Purchase Agreements.

“Tencent Share Purchase Agreements” means the Tencent 2010 Share Purchase Agreement, the Tencent 2014 Share Purchase Agreement and the Tencent 2015 Share Purchase Agreement.

“Tencent 2010 Share Purchase Agreement” means that certain Share Purchase Agreement, dated as of March 15, 2010, by and among the Company, Mr. Li Xiaodong, Tencent Limited and other parties named therein.

“Tencent 2014 Share Purchase Agreement” means that certain Share Subscription Agreement, dated as of April 15, 2014, by and among the Company, Tencent Limited and other parties named therein.

“Tencent 2015 Share Purchase Agreement” means that certain Share Subscription Agreement, dated as of February 5, 2015, by and among the Company, Tencent Limited and certain other parties thereto.

“Tencent 2016 Share Purchase Agreement” means that certain Share Subscription Agreement dated as of March 23, 2016, by and among the Company, Tencent Limited and certain other parties thereto.

“Terms” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights.

“Transferring Shareholder” has the meaning ascribed to it in Section 5.1(b) of this Agreement.

“U.S.” means the United States of America.

“Violation” has the meaning ascribed to it in Section 3.8(a) of this Agreement.

“Voting Ordinary Share” means an Ordinary Share designated as a Voting Ordinary Share on allotment and issue having the rights attaching to it as set out in the Articles of Association.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

“$”or “Dollar” means the United States dollar, the lawful currency of the U.S.

EXHIBIT A

Adherence Agreement

This Adherence Agreement (“Adherence Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Fifth Amended and Restated Investors’ Rights Agreement dated as of April 8, 2017 (the “Agreement”) by and among Sea Limited, a company limited by shares incorporated in the Cayman Islands (the “Company”), certain of the Company’s shareholders and certain other parties as named thereto, and in consideration of the shares purchased by the Transferee and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adherence Agreement, the Transferee agrees as follows:

1. Acknowledgment. Transferee acknowledges that Transferee is acquiring [number] [Preference/Ordinary] shares of the Company (the “Shares”) from [name of transferor] (the “Transferor”), subject to the terms and conditions of the Agreement.

2. Agreement. Immediately upon transfer of the Shares, Transferee (i) agrees that the Transferee and the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement applicable to the Transferor, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereunder; provided that, for the avoidance of doubt, any rights under the Agreement may only be assigned to the extent expressly permitted under Sections 6.1 or 8.6 of the Agreement.

3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4. Governing Law. This Adherence Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without reference to its conflict of laws principles.

EXECUTED AND DATED this                      day of                                     .

TRANSFEREE:

By:

Name:

Title:

Address:

Fax:

Accepted and Agreed: